UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 28, 2016

(Date of earliest event reported)

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	000-16106	41-1347235
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 and 3 through 7 are not applicable and therefore omitted.

Item 2.02 Results of Operations and Financial Condition.

Clearfield, Inc. (the “Company”) hereby furnishes as Exhibit 99.1 a press release issued on April 28, 2016 disclosing material non-public information regarding its results of operations for the second quarter ended March 31, 2016.

In the April 28, 2016 earnings release, the Company directs readers to a page of its website to access an investor communication entitled “FY16 Q2 FieldReport,” which is furnished hereto as Exhibit 99.2. The FY16 Q2 FieldReport consists of a slide presentation and a related embedded audio recording of remarks by Cheryl P. Beranek, the Company’s President and Chief Executive Officer, and Daniel R. Herzog, the Company’s Chief Financial Officer, discussing the second quarter ended March 31, 2016 results, as well as the business and prospects of the Company.

Item 8.01 Other Events.

As described above, the Company made the FY16 Q2 FieldReport, furnished hereto as Exhibit 99.2, available on its website on April 28, 2016. The Company is not including the information on its website as a part of, or incorporating it by reference into, this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by Clearfield, Inc. on April 28, 2016.
99.2	FY16 Q2 FieldReport – Presentation dated April 28, 2016 and Transcript of Remarks of Cheryl P. Beranek, President and Chief Executive Officer, and Daniel Herzog, Chief Financial Officer, of Clearfield, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

By	/s/ Daniel Herzog
Daniel Herzog, Chief Financial Officer

Dated: April 28, 2016